Exhibit (h)(5)

Exhibit A to the Fund Administration Servicing Agreement

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify COWS Covered Call ETF (formerly Amplify Cash Flow High Income ETF)